UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2024, Six Flags, Inc., a wholly-owned subsidiary of Six Flags Entertainment Corporation (the “Company”), on behalf of itself and certain other related parties, provided notice to SFOG Acquisition B, L.L.C. (the “Georgia Purchaser”) of exercise of the end-of-term option under (x) that certain Overall Agreement, dated as of February 15, 1997, by and among the Six Flags Fund, Ltd. (L.P.), a Georgia limited partnership (the “Fund”), Six Flags Entertainment Corporation (now-known-as Six Flags, Inc.) (“Six Flags”), a Delaware corporation, and the other parties thereto (as amended or modified, the “Overall Agreement”) and (y) that certain Subordinated Indemnity Agreement, dated as of April 1, 1998, by and among Six Flags and the other parties thereto (the Subordinated Indemnity Agreement, as amended or modified, together with the Overall Agreement, the “Governing Agreements”). The end-of-term option notice relates to Six Flags Over Georgia, including Six Flags White Water Atlanta (“SFOG”), and instructs the Georgia Purchaser to exercise its right to require Fund to redeem all the limited partnership units of the Fund that certain affiliates of the Company do not own as of January 12, 2027, and to acquire certain related entity general partnership and managing member interests, pursuant to and in accordance with the terms and conditions of the Governing Agreements.

Under the Governing Agreements, the price offered, and required to be accepted by the holders of the limited partnership units that the Company does not then own, is based on the agreed upon value of the partnership included in the original agreement, multiplied by the change in the Consumer Price Index (“CPI”) during the term of the agreement. The agreed-upon value for the partnership when the agreement was executed was $250.0 million. As of December 31, 2023, the agreed-upon value, as adjusted for CPI, would have been $483.5 million, and such amount multiplied by the 68.5% of units held by the limited partner for SFOG represented $332.6 million that would have been required to be paid to the limited partner of SFOG in connection with the end-of-term option in addition to the payments to be made to acquire the related entity general partnership and managing member interests. The actual agreed upon value of the end-of-term option will be further adjusted by the CPI until the Company acquires the units. See Note 7 to the Company’s financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 29, 2024, filed on November 6, 2024 for additional information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

Date: December 23, 2024	By:	/s/ Brian C. Witherow
Brian C. Witherow
Chief Financial Officer